As filed with the Securities and Exchange Commission on November 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

INTERTAPE POLYMER GROUP INC.

(Exact name of registrant as specified in its charter)

Canada	None

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9999 Cavendish Blvd., Suite 200, Ville St. Laurent, Quebec, Canada H4M 2X5

(Address of principal executive offices, including zip code)

Executive Stock Option Plan (as Amended and Consolidated to September 6, 2012)

(Full title of the plan)

Burgess H. Hildreth

Intertape Polymer Group Inc.

3647 Cortez Road West

Bradenton, Florida 34210

(941) 739-7500

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Non-accelerated filer ☐

Accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee(4)
Common shares, no par value	385,000	$1.80(5)	$693,000 (5)	$94.53
Common shares, no par value	490,000	$1.55(6)	$759,500 (6)	$103.60
Common shares, no par value	931,567	$6.92(7)	$6,446,443.64(7)	$879.29
Total	1,806,567			$1,077.42

(1)

This Registration Statement covers 1,806,567 additional shares of common stock, no par value, of Intertape Polymer Group Inc. (the “Registrant”) available for issuance under the Registrant’s Executive Stock Option Plan (as amended and consolidated to September 6, 2012) (the “Plan”). These shares consist of 385,000 shares subject to outstanding stock options granted under the Plan on June 7, 2011 at an exercise price of CDN$1.80, 490,000 shares subject to outstanding stock options granted under the Plan on June 7, 2011 at an exercise price of CDN$1.55, and 931,567 shares that may be issued under options to be granted in the future under the Plan.

(2)

This Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(3)	The offering price per share amount is represented on an as converted basis from Canadian dollars to U.S. dollars as of October 31, 2012.

(4)

Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. Registration Statements on Form S-8 have previously been filed with respect to an aggregate of 4,094,538 common shares issuable under the Plan, as follows: Form S-8 filed on October 27, 1999, with respect to 2,405,242 common shares (File No. 333-89763); Form S-8 filed on April 28, 2004, with respect to 956,419 common shares (File No. 333-114960); and Form S-8, filed on July 5, 2006 with respect to 732,877 common shares (File No. 333-135599).

(5)

Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, based on the exercise price (per share and in the aggregate) of the options granted under the Plan, which is the U.S. Dollar equivalent of CDN$1.80.

(6)

Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, based on the exercise price (per share and in the aggregate) of the options granted under the Plan, which is the U.S. Dollar equivalent of CDN$1.55.

(7)

Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of common shares of the Registrant on October 31, 2012, as reported on the Toronto Stock Exchange.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, we are filing this Registration Statement on Form S-8 solely to register an additional 1,806,567 common shares, no par value, available for issuance under the Plan. Pursuant to Instruction E, the contents of the following earlier registration statements are incorporated herein by reference and made a part hereof, except to the extent supplemented, amended or superseded by the information set forth herein: Form S-8 filed on October 27, 1999 (File No. 333-89763); Form S-8 filed on April 28, 2004 (File No. 333-114960); and Form S-8 filed on July 5, 2006 (File No. 333-135599).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on October 27, 1999 (File No. 333-89763); on April 28, 2004 (File No. 333-114960); and on July 5, 2006 (File No. 333-135599), by Intertape Polymer Group Inc. are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Registrant are incorporated herein by reference:

(1)        Annual Report on Form 20-F for the fiscal year ended December 31, 2011 filed March 7, 2012.

(2)        The description of Intertape Polymer Group Inc.’s common shares contained in Form 8-A filed November 13, 1991 (File No. 001-10928), including any amendment or report updating this description.

(3)        Reports on Form 6-K filed on April 4, 2012, May 9, 2012, May 9, 2012, May 16, 2012, May 18, 2012, June 6, 2012, June 19, 2012, June 19, 2012, June 26, 2012, June 28, 2012, August 3, 2012, August 15, 2012, August 15, 2012, September 5, 2012, September 7, 2012, and September 10, 2012.

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by Intertape Polymer Group Inc.’s annual report referenced in (1) above.

All documents subsequently filed by Intertape Polymer Group Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8:  Exhibits

Exhibit Number	Document Description

4.1	Executive Stock Option Plan (as amended and consolidated to September 6, 2012)

5.1	Opinion of Heenan Blaikie LLP regarding legality of securities being registered

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on Signature Page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Intertape Polymer Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ville St. Laurent, Province of Quebec, Canada, on November 6, 2012.

INTERTAPE POLYMER GROUP INC.

By:	/s/ Gregory A. Yull
Name: Gregory A. Yull
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gregory A. Yull or Bernard J. Pitz and each of them, as his true and lawful attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign in the name and on behalf of such person individually and in the capacities stated below, any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title	Date

	Director and Chief Executive	November 6,
/s/ Gregory A. Yull	Officer (Principal Executive	2012
Gregory A. Yull	Officer)

	Chief Financial Officer	November 6,
/s/ Bernard J. Pitz	(Principal Financial and	2012
Bernard J. Pitz	Accounting Officer)

	Chairman of the Board	November 6,
/s/ Eric E. Baker	Director	2012
Eric E. Baker

	Director	November 6,
/s/ Robert M. Beil		2012
Robert M. Beil

	Director	November 6,
/s/ George J. Bunze		2012
George J. Bunze

	Director	November 6,
/s/ Melbourne F. Yull		2012
Melbourne F. Yull

	Director	November 6,
/s/ Jorge N. Quintas		2012
Jorge N. Quintas

	Director	November 6,
/s/ Robert J. Foster		2012
Robert J. Foster

	Director	November 6,
/s/ James Pantelidis		2014
James Pantelidis

	United States Authorized	November 6,
/s/ Burgess H. Hildreth	Representative	2012
Burgess H. Hildreth

EXHIBIT INDEX

Exhibit Number	Document Description
4.1	Executive Stock Option Plan (as amended and consolidated to September 6, 2012)
5.1	Opinion of Heenan Blaikie LLP regarding legality of Securities being registered
23.1	Consent of Counsel (contained in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney